Exhibit 99.1

SEVERANCE AGREEMENT AND RELEASE

This Severance Agreement and Release (“Agreement”) is made as of the 28 day of April, 2005, between AmeriVest Properties Inc. (the “Company”) and William Atkins (“Atkins”).  The Company and Atkins will be referred to individually as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, Atkins has been employed with the Company and currently holds the title of Chief Executive Officer (“CEO”), and the Parties wish to enter into this Agreement to terminate Atkins’ employment with the Company ; and in exchange for consideration as outlined herein, Atkins knowingly and voluntarily agrees to the covenants contained herein; and the Parties wish to fully and finally resolve all issues, claims and potential claims between them.

TERMS

1.             Termination and Effective date.  Atkins’ employment with the Company shall end on April 30, 2005 (“Commencement Date”).  This Agreement will be effective on the eighth day after Atkins signs this Agreement (the “Effective Date”), so long as Atkins does not rescind this Agreement as provided in Section 11(e) below.  Atkins shall continue on the Board of Directors of the Company after the Commencement Date, subject to all policies applicable to the election and retention of board members of the Company.

2.             Payments and Consideration.  If Atkins signs and does not rescind this Agreement, the Company will continue Atkins’ regular compensation for a period of five (5) months (the “Severance”) from the Commencement Date until September 30, 2005 (the “Severance Period”).  The Severance paid to Atkins by Company shall be payable in monthly installments in an amount equal to Atkins’ current monthly salary and shall be tendered in accordance with the established pay periods and practices under which the Parties have previously operated.  For one year following the Commencement Date, Atkins shall have the continued use of his existing or a similar office designated by the Company at the Sheridan Center property in Denver, Colorado, at no charge to Atkins.   Atkins shall be entitled to claim COBRA benefits as may be permitted by law, at Atkins’ sole cost and expense.

3.             Duties of Atkins During Severance Period.  Atkins shall cooperate and work with Company’s new CEO to transition responsibility from Atkins to Company’s new CEO for the periods and as set forth hereafter.

4.             Indemnification.  In the event that any taxing authority, local, state or federal, seeks additional payment of taxes on any of the amounts paid to Atkins under this Agreement, Atkins shall indemnify and hold the Company harmless against any and all amounts (including, without limitation, income taxes, attorneys’ fees, penalties, and interest) payable and sought by any taxing authority, local, state or federal, as a result of the Agreement and any payments considered taxable thereunder, including any attorneys’ fees and costs incurred in relation thereto.  The Company shall withhold taxes as required by federal, state and local laws and regulations.  This indemnification applies only to such claims as are caused by Atkins’ requests, as honored by Company, to treat his income other than as is required by law or regulation.

5.             Incentive Compensation.  The unvested portion of those restricted shares of common stock due to Atkins under the Company’s Long-Term Incentive Plan (other than those shares that relate to the current or future performance of the Company) shall vest automatically effective as of the Commencement Date, a total of 34,800 shares.

6.             General Releases.

a.             Atkins does hereby voluntarily and knowingly release and discharge the Company and its successors, subrogees, assigns, principals, agents, partners, heirs, employees, shareholders, officers, directors, subsidiaries, affiliates, divisions and associates (collectively, the “Released Parties”) from any and all claims, actions, causes of action, liabilities, demands, rights, damages, costs, attorneys’ fees, expenses and controversies of every kind and description through the Effective Date.  These releases shall include, by way of example and not limitation, all claims which arise out of, relate to, or are based on (i) Atkins’ employment with the Company and/or association with the Released Parties and the termination thereof, (ii) any and all contracts, promises, and statements to, from or between Atkins and the Release Parties, (iii) the common laws of any state, (iv) Title VII of the Civil Rights Act of 1964, as amended, (v) claims under the Civil Rights Act of 1991, (vi) claims under 42 U.S.C. § 1981, § 1981a, § 1983, § 1985, or § 1988, (vii) the Age Discrimination in Employment Act of 1967, as amended, (viii) the Employee Retirement Income Security Act of 1974, as amended, (ix) claims under the Older Workers Benefit Protection Act of 1990, and (x) claims under all other local, state and federal statutes, any of which could be raised, filed and/or brought in any court of competent jurisdiction and/or in any local, state and federal administration agency or administration.  However, Atkins does not release any claims he may have under any stock option or warrant agreements.

b.             Notwithstanding the generality of the foregoing releases, they shall not be construed as a release of any claim Atkins may have to unemployment benefits.  Atkins may make a claim for such benefits, and the Company will provide truthful information in response to questions from the responsible government agency.

c.             Notwithstanding the recitation of the claims set forth above, or whether quoted herein or not, and for the purpose of effectuating a full and final release herein between the Parties, Atkins expressly acknowledges that this Agreement is intended to include and contemplates the extinguishment, without limitation, of all claims which he now has or does not know or suspect to exist in his favor at the time of the Effective Date.

7.             Unknown Facts.  This Agreement includes claims of every nature and kind, known or unknown, suspected or unsuspected, foreseen or unforeseen, matured or unmatured, liquidated or unliquidated, through the Effective Date.  The Parties acknowledge that they may hereafter discover facts different from, or in addition to, those which they now know to be, or believe to be, true with respect to the Agreement, and voluntarily and with full knowledge agree that this Agreement and the releases contained herein shall be and remain effective in all respects, notwithstanding such different or additional facts or the discovery thereof.

8.             Covenant Not to Sue.  Atkins covenants that he will not initiate a lawsuit or proceeding, legal, administrative or other, or otherwise assert any claim, action, cause of action, demand, right, or controversy of any kind which he has herein released.  Atkins will not provide any material assistance in any currently pending or subsequent litigation against the Released Parties; provided, however, that this restriction shall not prevent Atkins from responding to compulsory process.  In the event Atkins is subject to a compulsory disclosure, Atkins shall first give the Company seventy-two (72) hours advance notice before he makes any disclosure to allow the Company to obtain appropriate Protective Orders or other injunctive relief.

9.             Return of Documents.  Atkins shall, no later than 15 days after the Commencement Date, return all of the Released Parties’ documents and/or records, in any form, and copies of all of the Released Parties’ documents and/or records, in any form, obtained or maintained during the course of his employment with the Company and/or association with the Released Parties, other than what is necessary to retain as a director of the Company.

10.           Non-Disparagement.  Atkins agrees not to make to any person any statement that disparages the Released Parties or reflects negatively on the Released Parties, including, but not limited to, statements regarding the Released Parties’ financial business or condition and/or their officers, directors, board members, employees, and affiliates.

11.           Atkins Warranties.  Atkins warrants and represents as follows:

a.             He has read this Agreement, and agrees to the conditions and obligations set forth in it.

b.             He has had a reasonable time to consider the terms of this Agreement and has been advised by the Company, in writing, to seek legal counsel.

c.             He has had twenty-one (21) days in which to consider the Agreement, and, if he executes this agreement less than twenty-one (21) days from receipt, it is with the express understanding that he had the full twenty-one (21) days available if so desired; further, Atkins waives any and all rights to a twenty-one (21) day period to consider the terms of his release of claims under the Age Discrimination in Employment Act (“ADEA”) if he signs this Agreement prior to the expiration of the twenty-one (21) day period.

d.             He has not relied on any statement made by the Released Parties or their agents or representatives, either express or implied, either by statement or omission, in making the decision to enter into this Agreement.  He voluntarily executes this Agreement after having had full opportunity to consult with legal counsel, and without being pressured or influenced by any person or by any statement or representation of any person acting on behalf of the Released Parties, including the officers, agents and attorneys for any of the Released Parties.

e.             He has been informed and understands that (i) to the extent that this Agreement waives or releases any claims he might have under the Age Discrimination in Employment Act, Atkins may rescind such waiver and release within seven (7) calendar days of the execution of this Agreement, and (ii) any such rescission must be in writing and hand delivered to the Company, or, if sent by mail, postmarked within the seven (7) day period, sent only by certified mail, return receipt requested, and addressed to the Company.

f.              This Agreement is subject to the terms of the Older Workers Benefit Protection Act of 1990 (“OWBPA”).  Atkins acknowledges and agrees that he is voluntarily and with full knowledge releasing any and all claims, including any claims he has or could have brought under the OWBPA, and including any claim(s) under the ADEA, with full knowledge of the consequences of such release.

g.             He acknowledges and agrees that this Agreement is written in a manner calculated to be understood, and that he understands the same.

h.             He has full and complete legal capacity to enter into this Severance Agreement.

i.              He has had a full and fair opportunity to investigate the facts underlying any claims he believes he may have against the Released Parties.  Atkins enters into this Agreement acknowledging that there may be facts of which he is not aware; but Atkins, nonetheless, enters into this Agreement with the intent of providing the Released Parties with a full and final release of all known and unknown, suspected or unsuspected, foreseen or unforeseen, matured or unmatured, liquidated or unliquidated, claims, based on all known and unknown facts.

12.           Acknowledgment With Respect to Payments.  Atkins hereby admits, acknowledges and agrees that he has been fully compensated for all wages, benefits, vacation pay and/or bonus amounts which are, or could be, due to him under the terms of his employment with the Company and/or association with the Released Parties.

13.           Confidential Information and Trade Secrets.  Atkins acknowledges that during the course of his employment with the Company and/or association with the Released Parties, he has been privy to the Released Parties’ confidential business information and trade secrets, including, without limitation, their financial status, new product and marketing development, pricing and marketing policies and procedures, and other similar repositories of records containing information relating to any confidential information the Released Parties consider competitive information and trade secrets within the industry.  Atkins acknowledges that he is obligated and has an ongoing fiduciary duty to the Released Parties to refrain from disclosing confidential business information and trade secrets to anyone outside of the Released Parties, and he hereby agrees not to make any such disclosures following the termination of his employment with the Company and/or association with the Released Parties for a period of two (2) years after the Commencement Date or his ultimate departure from the Board, unless such disclosure is compelled in a judicial proceeding.  In the event Atkins is subject to a compulsory disclosure, Atkins shall first give the Company seventy-two (72) hours advance notice before he makes any disclosure to allow the Company to obtain appropriate protective orders or other injunctive relief.

14.           Non-Solicitation.  For a period of twelve (12) months from the later of his departure from the Board or the Commencement Date, Atkins shall not, directly or indirectly, influence or attempt to influence customers or vendors of Company, or any of its subsidiaries or affiliates, to divert their business to any competitor of Company.  For a period of twelve (12) months from the later of the Commencement Date or his departure from the Board, Atkins shall not employ, engage or seek to employ or engage, directly or directly, any individual or entity who is or was employed or engaged by Company, or any of its affiliates, until the expiration of six (6) months following the termination of such person’s or entity’s employment or engagement with Company, or any of its affiliates.  The provisions of this Section 14 shall be limited to the geographic areas in which the Company does business as of the Effective Date.

15.           No Admission of Liability.  The Parties agree that nothing contained herein, and no action taken by any party hereto with regard to the Agreement, shall be construed as an admission by any party of liability for any purpose whatsoever.

16.           Entire Agreement.  This Agreement constitutes the complete understanding between the Parties; no other promises or agreements shall be binding unless signed by these Parties.  This Agreement also represents fair and reasonable, and full and final, settlement of any obligation due by the Released Parties to Atkins as part of his employment with the Company and/or association with the Released Parties.  This Agreement cannot be altered, amended, or modified in any respect, except by a writing duly executed by both Parties.  No oral statements by any employee, representative or agent of the Released Parties shall modify or otherwise affect the terms and provisions of this Agreement.

17.           Choice of Law.  This Agreement shall be governed by and construed in accordance with Colorado law, irrespective of where such action may arise or whether any jurisdiction other than Colorado has accepted jurisdiction of this matter.

18.           Counterparts.  This Agreement may be executed in counterparts, each of which counterpart, when so executed and delivered, shall be deemed an original, and, taken together, shall constitute one and the same instrument.

19.           Severability.  In the event that any court or other enforcement authority determines that any provision of this Agreement is unenforceable, the provision at issue shall be enforced to the maximum extent permitted by law, and all other provisions shall remain in full force and effect.  In the event that any of the provisions of Sections 13 or 14, related to geographic area or duration, shall be deemed to exceed the maximum area or period of time which a court of competent jurisdiction or other enforcement authority would deem enforceable, the area and/or period shall, for the purposes of this Agreement, be deemed to be the maximum area and/or period which a court of competent jurisdiction or other enforcement authority would deem valid and enforceable in any state in which such court of competent jurisdiction or other enforcement authority is convened for the purpose of interpreting this Agreement, Sections 13 or 14, or any other section upon which a dispute may arise.

20.           Full Defense.  Atkins agrees and acknowledges that this Agreement and its releases can be pleaded as a full and complete defense, and can be used for the basis of an injunction against any action or any other proceeding which may subsequently be instituted, prosecuted or attempted by Atkins, which is based upon any matter related to Atkins’ employment with the Company and/or association with the Released Parties, or the termination of that employment with the Company and/or association with the Released Parties, or which is based in whole, or in part, upon any matter covered, related to or referred to in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates written below.

By: WILLIAM T. ATKINS		By: AMERIVEST PROPERTIES INC.

/s/ William T. Atkins		/s/ Charles K. Knight
Charles K. Knight
President

Date:	April 28, 2005	Date:	April 28, 2005